Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Santa Monica Media Corporation (the “Company”) on Form 10-Q for the quarter ended March 31, 2009, as filed with the Securities and Exchange Commission (the “Report”), I, David M. Marshall, Chief Executive Officer of the Company, certify, pursuant to 18
U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of theCompany.

/s/ David M. Marshall
Chief Executive Officer
September 16, 2009